UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2013

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station, Route
141 & Henry Clay Road,
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02                                           Unregistered Sales of Equity Securities.

On May 24, 2013, Incyte Corporation (the “Company”) entered into separately negotiated agreements with certain holders of the Company’s 4.75% Convertible Senior Notes due 2015 (the “Notes”) pursuant to which such holders agreed to exchange $106,240,000 in aggregate principal amount of Notes for the shares of the Company’s common stock, par value $.001 per share (“Common Stock”), into which such Notes were convertible, aggregating 12,107,119 shares, and $7,224,335 in cash.  The Company expects to complete the exchanges on May 30, 2013.  The issuances of the shares of Common Stock in exchange for the Notes are being made in reliance on the exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(9) thereof.

Forward-Looking Statements

The statement above with respect to the anticipated timing of the completion of the exchanges is a forward-looking statement within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to risks and uncertainties that may cause actual results to differ materially, including the satisfaction of customary closing conditions and logistics involved in the delivery of the securities being exchanged. The Company disclaims any intent or obligation to update this forward-looking statement except to the extent required by law or regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2013

INCYTE CORPORATION

	By:	/s/ David C. Hastings
David C. Hastings
Executive Vice President and
Chief Financial Officer